                                                                    Exhibit 6(d)

                             SERVICE AGREEMENT FOR
                            CERTAIN RETIREMENT PLANS
                          (AIM INSTITUTIONAL FUNDS(R))


         This Agreement is entered into as of the ____ of_____________________, 19_____, between __________________ (the "Plan Provider") and Fund Management Company (the "Distributor")

                                    RECITAL
                                    -------

         Plan Provider acts as [trustee/servicing agents], for defined contribution plans [or other comparable retirement plans], Plan Provider invests and reinvests the Plans assets as specified by an investment adviser, sponsor or administrative committee of the Plan (a "Plan Representative") generally upon the direction of Plan beneficiaries ("Participants").

         Plan Provider and Distributor desire to facilitate the purchase and redemption of shares (the "Shares") of the funds listed on Exhibit A hereto (the "Fund" or "Funds"), registered investment companies distributed by Distributor, on behalf of the Plans, through one or more accounts (not to exceed one per Plan) in each Fund (individually an "Account" and collectively the "Accounts"), subject to the terms and conditions of this Agreement.

                                   AGREEMENT
                                   ---------

1.       Pricing Information
         -------------------

         Each Fund or its designee will furnish Plan Provider on each business day that the New York Stock Exchange is open for business ("Business Day"), with (i) net asset value information as of the close of trading (currently 4:15 p.m. Eastern Time) on the New York Stock Exchange or as at such later times at which a Fund's net asset value is calculated as specified in such Fund's prospectus ("Close of Trading"), (ii) dividend and capital gains information as it becomes available, and
         (iii) in the case of income Funds, the daily accrual or interest rate factor (mil rate). The Funds shall use their best efforts to provide such information to Plan Provider by [5:00 p.m. - 6:00 p.m.] Central Time on the same Business Day.

2.       Orders and Settlement
         ---------------------

         Plan Provider will calculate order allocations among designated investment media and transmit to Distributor orders to purchase or redeem Shares for specified Accounts. Plan Provider agrees that orders for net purchases or net redemptions of Shares derived from instructions received in proper form by Plan Provider from Plan Representatives prior to the Close of Trading on any given Business Day will be processed that same evening and transmitted to Distributor or its designee by [9:00 a.m. - 10:00 a.m.] Central Time on the following Business Day. Plan Provider agrees that payment for net purchases of Shares attributable to all orders executed for the Accounts on a given Business Day will be wired by Plan Provider or its designee no later than [2:00 p.m. - closing of fed. wire] Central Time to a custodial account designated by Distributor. Distributor agrees that payment for net redemptions of Shares attributable to all orders executed for the Accounts on a given

         Business Day will be wired by Distributor on the next Business Day after such redemption orders are transmitted to Distributor or its designee no later than [the close of business on the next Business Day] [the close of business on the day after the next Business Day] to an account designated by Plan Provider.

         Subject to Plan Provider's compliance with the foregoing, Plan Provider will be considered agent for the Funds and the Business Day on which instructions are received in proper form by Plan Provider from Participants or Plan Representatives by the Close of Trading will be the date as of which Shares will be purchased and redeemed as a result of such instructions. Plan Provider will time and date stamp instructions received from Participants or Plan Representatives [or Plan Provider will create and maintain comparable electronic form of such instructions] and will make such instructions and other records relating to the Services performed hereunder available for audit by Distributor's auditors upon request. Instructions received in proper form by Plan Provider from Participants or Plan Representatives after the Close of Trading on any given Business Day shall be treated as if received on the next following Business Day. Dividends and capital gains distributions will be automatically reinvested on payable date at net asset value in accordance with each Fund's then current prospectus.

[3.      Price Errors
         ------------

         (a) In the event adjustments are required to correct any error in the computation of the net asset value of Shares, the Distributor shall notify the Plan Provider as soon as practicable after discovering the need for those adjustments which result in a reimbursement to an Account in accordance with such Fund's then current policies on reimbursement.
                 Notification may be made orally or in writing.   Such
                 notification must state for each day for which an error occurred the incorrect price, the correct price, and, to the extent communicated to the Fund's shareholders, the reason for the price change.

         (b) If an Account received amounts in excess of the amounts to which it otherwise would have been entitled prior to an adjustment for an error, Plan Provider, when requested by the Distributor, will use reasonable efforts to collect such excess amounts from the Plan.

         (c) If an adjustment is to be made in accordance with subsection 3(a) above to correct an error which has caused an Account to receive an amount less than that to which it is entitled, the Distributor or its affiliates shall make all necessary adjustments (within the parameters specified in subsection 3(a)) to the number of Shares owned in the Account and distribute to the Plan Provider the amount of such underpayment for credit to the Plans.]

[4.]     Participant Recordkeeping
         -------------------------

         Recordkeeping and other services to Plan Participants shall be the responsibility of the recordkeeper for the Plans and shall not be the responsibility of the Distributor or its transfer agent. Distributor will recognize each Plan as a single shareholder and as an unallocated account in the Funds, and will not maintain separate accounts for Plan participants.

[5.]     Account Information
         -------------------

         Distributor will provide Plan Provider (a) daily confirmations of Account activity within five Business Days after each day on which a purchase or redemption of Shares is effected for the particular Account, (b) if requested by Plan Provider, [monthly] statements detailing activity in each Account within fifteen Business Days after the end of each [month], and (c) such other reports as may be reasonably requested by Plan Provider.

[6.]     Maintenance of Records
         ----------------------

         Each party shall maintain and preserve all records as required by law to be maintained and preserved in connection with providing the Services and in making Shares available to the Plans. Upon the request of Distributor, the Plan Provider shall provide copies of all records relating to the Funds as may reasonably be requested to enable the Funds or their representatives to comply with any request of a governmental body or self-regulatory organization.

[7.]     Compliance with Laws
         --------------------

         At all times Plan Provider shall comply with all laws, rules and regulations applicable to it by virtue of entering into this Agreement, including but not limited to those applicable to a transfer agent under the Federal securities laws[, including, without limitation, all prospectus delivery requirements]. The parties agree that Plan Provider may satisfy prospectus delivery requirements by sub-contracting with Plan Representatives. At all times, Distributor and the Funds shall comply with all laws, rules and regulations applicable to them by virtue of entering into this Agreement. [The Plan Provider and Plan Representatives, and not the Distributor shall take such action as may be necessary so that the transactions contemplated by this Service Agreement shall not be "Prohibited Transactions" under section 406 of the Employee Retirement Income Security Act of 1974, or section 4975 of the Internal Revenue Code.]

[8.]     Representations with Respect to the Distributor and the Funds
         -------------------------------------------------------------

         Plan Provider and its agents shall not make representations concerning a Fund or Shares except those contained in the then current prospectus of such Fund, in current sales literature furnished by Distributor to Plan Provider [, in publicly available databases, such as those databases created by Standard & Poor's Corporation and Morningstar,] and in current sales literature created by Plan Provider and submitted to and approved in writing by Distributor prior to its use.

[9.]     Expenses
         --------

         (a) Each party shall bear all expenses incidental to the performance of its obligations under this Agreement.

         (b) Each Fund shall pay the cost of registration of its shares with the Securities and Exchange Commission and in states where required. Each Fund shall distribute or cause to be distributed to Plan Provider its proxy material, periodic Fund reports to shareholders and other material as such Fund may require to be sent to shareholders. The cost of preparing and printing this material shall be paid by the applicable Fund or Distributor, and the cost of distributing such items shall be borne by Plan Provider or the Plan(s) Representatives.

[10.]    Relationship of Parties
         -----------------------

         Except to the extent provided in Section 2, it is understood and agreed that all Services performed hereunder by Plan Provider shall be as an independent contractor and not as an employee or agent of Distributor or any of the Funds, and none of the parties shall hold itself out as an agent of any other party with the authority to bind such party.

[11.]    Use of Names
         ------------

         [Except as otherwise expressly provided for in this Agreement, Plan Provider shall not use, nor shall it allow its employees or agents to use, the name or logo of Distributor or the Funds, any affiliate of Distributor, or any products or services sponsored, managed, advised, administered, or distributed by Distributor or any of its affiliates, for advertising, trade, or other commercial or noncommercial purposes without the express prior written consent of Distributor. Except as otherwise expressly provided for in this Agreement, neither Distributor nor the Funds shall allow its employees or agents to use the name or logo of Plan Provider, any affiliate of Plan Provider, or any products or services sponsored or offered by Plan Provider or any of its affiliates, for advertising, trade, or other commercial or noncommercial purposes without the express prior written consent of Plan Provider.]

         [We will not, without the prior written approval of Distributor, make public references to A I M Management Group Inc. or any of its subsidiaries, or to the Funds or their availability at net asset value. For purposes of this provision, the public does not include our representatives who are actively engaged in promoting this product. Any brochure or other communication to the public that mentions the Funds shall be submitted to the compliance officer of Distributor, or its affiliates, for his written approval prior to our use. We shall provide copies to Distributor's or its affiliates' compliance officer of any of our regulatory filings that include any reference to A I M Management Group Inc. or its subsidiaries or the Funds. If we should make unauthorized references or representations, we agree to indemnify and hold harmless the Funds, A I M Management Group Inc. and its subsidiaries from any claims, losses, expenses or liability arising in any way out of or connected in any way with such references or representations.]

[12.]    Termination
         -----------

         (a) This Agreement may be terminated with respect to any Fund at any time without payment of any penalty by the vote of a majority of the directors of such Fund who are "disinterested directors", as that term is defined in the Investment Company Act of 1940, as amended (the "1940 Act"), or by a vote of a majority of the Fund's outstanding shares, on sixty (60) days' written notice. It will be terminated by any act which terminates the Fund's distribution agreement with the Distributor.

         [(b) Either party may terminate this Agreement upon sixty (60) days' prior written notice to the other party.]

         [(c) Each party may terminate this Agreement on 90 days' written notice to the other party; provided, however, that (i) any such termination shall not affect a Fund's obligation to maintain accounts in the names of the Plans which selected such Fund as an investment option and (ii) after termination by the Funds, no fee shall be due with respect to any shares of the Funds that are purchased and held by the Plans after the date of termination, except that the Funds shall be obligated to continue to pay Plan Provider fees, if any, as set forth in Exhibit A to this Agreement as to shares of the Funds held by the Plans as of the date of termination for so long as such shares continue to be held by the Plans and Plan Provider continues to provide services to such Plans as contemplated by this Agreement. This Agreement shall remain in effect to the extent necessary for each party to perform its obligations with respect to shares of the Funds for which a fee, if any, continues to be due subsequent to such termination. [It is understood that if a Plan states in writing that Plan Provider may no longer perform the services contemplated by this Agreement, then this Agreement shall terminate with respect to such Plan 60 days after receipt of such notice by Plan Provider.]]

[13.]    Indemnification
         ---------------

         (a) Plan Provider agrees to indemnify and hold harmless the Distributor, its affiliates, the Funds, the Funds' investment advisers, and each of their directors, officers, employees, agents and each person, if any, who controls them within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), (the "Distributor Indemnitees") against any losses, claims, damages, liabilities or expenses to which a Distributor Indemnitee may become subject insofar as those losses, claims, damages, liabilities or expenses or actions in respect thereof, arise out of or are based upon (i) Plan Provider's negligence or willful misconduct in performing the Services, (ii) any breach by Plan Provider of any material provision of this Agreement, or (iii) any breach by Plan Provider of a representation, warranty or covenant made in this Agreement; and Plan Provider will reimburse the Distributor Indemnitee for any legal or other expenses reasonably incurred, as incurred, by them in connection with investigating or defending such loss, claim or action. This indemnity agreement will be in addition to any liability which Plan Provider may otherwise have.

         (b) Distributor agrees to indemnify and hold harmless Plan Provider and its affiliates, and each of its directors, officers, employees, agents and each person, if any, who controls Plan Provider within the meaning of the Securities Act (the "Plan Provider Indemnitees") against any losses, claims, damages, liabilities or expenses to which a Plan Provider Indemnitee may become subject insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or Prospectus of a Fund, or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make statements therein not misleading, (ii) any breach by

                 Distributor of any material provision of this Agreement, (iii) Distributor's negligence or willful misconduct in carrying out its duties and responsibilities under this Agreement, or (iv) any breach by Distributor of a representation, warranty or covenant made in this Agreement; and Distributor will reimburse the Plan Provider Indemnitees for any legal or other expenses reasonably incurred, as incurred, by them, in connection with investigating or defending any such loss, claim or action. This indemnity agreement will be in addition to any liability which Distributor may otherwise have.

         [(c) If any third party threatens to commence or commences any action for which one party (the "Indemnifying Party") may be required to indemnify another person hereunder (the "Indemnified Party"), the Indemnified Party shall promptly give notice thereof to the Indemnifying Party. The Indemnifying Party shall be entitled, at its own expense and without limiting its obligations to indemnify the Indemnified Party, to assume control of the defense of such action with counsel selected by the Indemnifying Party which counsel shall be reasonably satisfactory to the Indemnified Party. If the Indemnifying Party assumes the control of the defense, the Indemnified Party may participate in the defense of such claim at its own expense. Without the prior written consent of the Indemnified Party, which consent shall not be withheld unreasonably, the Indemnifying Party may not settle or compromise the liability of the Indemnified Party in such action or consent to or permit the entry of any judgment in respect thereof unless in connection with such settlement, compromise or consent each Indemnified Party receives from such claimant an unconditional release from all liability in respect of such claim.]


[14.]    Notice
         ------

         Each notice required by this Agreement shall be given in writing and delivered personally or mailed by certified mail or courier service to the other party at the following address or such other address as each party may give notice to the other.

                 If to Plan Provider, to:
                          [Insert Address]

                 If to Distributor or any Fund, to:
                          J. Abbott Sprague, President
                          Fund Management Company
                          11 Greenway Plaza, Suite 1919
                          Houston, Texas  77046

                 with a copy to the General Counsel of Distributor.


[15.]    Governing Law
         -------------

         This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas [or other applicable state law] applicable to agreements fully executed and to be performed therein.

[16.]    Additional Representations, Warranties and Covenants
         ----------------------------------------------------

         Each party represents that it is free to enter into this Agreement and that by doing so it will not breach or otherwise impair any other agreement or understanding with any other person, corporation or other entity. Plan Provider further represents, warrants, and covenants that:

         (a) it has full power and authority under applicable law, and has taken all action necessary, to enter into and perform this Agreement and the person executing this Agreement on its behalf is duly authorized and empowered to execute and deliver this Agreement;

         (b) [it is registered as a transfer agent pursuant to Section 17A of the Securities Exchange Act of 1934, as amended (the "1934 Act"), or is exempt from such registration;]

         (c) the arrangements provided for in this Agreement will be disclosed to the Plan Representatives;

         [(d) it is registered as a broker-dealer under the 1934 Act or any applicable state securities laws, or, including as a result of entering into and performing the services set forth in this Agreement, is exempt from such registration.]

         [(e) this Agreement, when executed and delivered, shall constitute the valid, legal and binding obligation of Plan Provider, enforceable in accordance with its terms;]

         Distributor further represents, warrants and covenants, that:

                 (a) it has full power and authority under applicable law, and has taken all action necessary, to enter into and perform this Agreement and the person executing this Agreement on its behalf is duly authorized and empowered to execute and deliver this Agreement;

                 (b) it is registered as a broker-dealer under the 1934 Act and any applicable state securities laws;

                 (c) the Funds' advisor(s) are registered as an investment adviser under the Investment Advisers Act of 1940, the Funds are registered as investment companies under the Investment Company Act of 1940 and Fund Shares are registered under the Securities Act of 1933;

                 [(d) this Agreement, when executed and delivered, shall constitute the valid, legal and binding obligation of Distributor, enforceable in accordance with its terms;]

                 [(e) the Funds conduct business on all days on which the New York Stock Exchange is open for business;]

                 [(f) the Plans may place instructions on each and every Business Day, without regard to the number or market value of transactions placed in any prior time periods;]

                 [(g) the registration statement and prospectus for each Fund comply in all material respects with federal and state securities laws;]

                 [(h) in the event a Fund or Funds is selected by a Plan as an investment option for such Plan's assets, Distributor shall cooperate with such Plan and with Plan provider to establish in a timely and orderly manner such investment relationship.]

[17.]    Complete Agreement
         ------------------

         This Agreement contains the full and complete understanding of the parties and supersedes all prior representations, promises, statements, arrangements, agreements, warranties and understandings between the parties with respect to the subject matter hereof, whether oral or written, express or implied.

[18.]    Modification
         ------------

         This Agreement may be modified or amended, and the terms of this Agreement may be waived, only by a writing signed by each of the parties.

[19.]    Counterparts
         ------------

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

[20.]    Assignment
         ----------

         This Agreement shall not be assigned by a party hereto, without the prior written consent of the other parties hereto, except that a party may assign this Agreement to an affiliate having the same ultimate ownership as the assigning party without such consent.

[21.]    Survival
         --------

         The provisions of Sections [6, 11, and 13] shall survive termination of this Agreement.

[22.]    Non-Exclusivity
         ---------------
         Each of the parties acknowledges and agrees that this Agreement and the arrangement described herein are intended to be non-exclusive and that each of the parties is free to enter into similar agreements and arrangements with other entities.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement by their duly authorized officers as of this _____ day of ______________________, 19_____.


                                   [PLAN PROVIDER]


                                   By:
                                      ---------------------------------------
                                   Print Name:
                                              -------------------------------
                                   Title:
                                         ------------------------------------


                                   FUND MANAGEMENT COMPANY


                                   By:
                                      ---------------------------------------
                                   Print Name:
                                              -------------------------------
                                   Title:
                                         ------------------------------------

                                  EXHIBIT A


                           [List Applicable Funds]





[Distributor or its affiliates will, on behalf of the Fund(s), pay a sub-transfer agency fee to Plan Provider in the amount of [$.01 - $10.00] per subaccount per year, payable within 30 days following the end of each calendar quarter. Plan Provider will provide to Distributor the number of subaccounts subject to the sub-transfer agency fee within [5 - 10] business days after the end of each calendar quarter.]